Contact:

Jeffrey J. Carfora
Peapack-Gladstone Financial Corporation
T:  908-719-4308

PEAPACK-GLADSTONE FINANCIAL CORPORATION
REPORTS FIRST QUARTER RESULTS OF OPERATIONS

GLADSTONE, N.J.—(BUSINESS WIRE)—April 28, 2009 – Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market:PGC) (the Corporation) recorded net income for the first quarter of 2009 of $2.5 million, a decline of $981 thousand from the same quarter of 2008.  Diluted earnings per share after payment of the preferred dividend were $0.27 for the first quarter of 2009 as compared to earnings per diluted share of $0.41 for the first quarter of 2008.  The decrease in 2009 earnings was primarily due to an increase in the provision for loan losses as the Corporation recorded $2.0 million in the first quarter of 2009 compared to $430 thousand for the same period in 2008.
Frank A. Kissel, Chairman and CEO, stated, “We are pleased to report positive earnings for the first quarter, especially in the current economic climate.  Peapack-Gladstone Bank is financially stable, well capitalized and ready to lend to well-qualified individuals and businesses.”
EARNINGS
Net Interest Income

Net interest income, on a fully tax-equivalent basis, was $12.1 million in the first quarter of 2009, an increase of $1.3 million or 11.9 percent from the same quarter last year due to the reduction in interest rates on liabilities offset in part by lower interest rates on assets.  On a fully tax-equivalent basis, the net interest margin was 3.70 percent and 3.34 percent for the first quarters of 2009 and 2008, respectively, and 3.84 percent for the fourth quarter of 2008.
The yield on earning assets was 5.23 percent for the first quarter of 2009 and 5.76 percent for the same quarter of 2008, a decline of 53 basis points.  In the first quarter of 2009 and 2008, the cost of interest-bearing liabilities was 1.84 percent and 2.98 percent, respectively, a decrease of 114 basis points.  The cost of interest-bearing liabilities in the first quarter of 2009 declined 33 basis points from 2.17 percent in the fourth quarter of 2008.
Loans
For the first quarter of 2009, loans averaged $1.05 billion as compared to $983 million for the 2008 quarter, an increase of $65.3 million or 6.6 percent over the same quarter of 2008.  The average commercial mortgage portfolio grew $31.5 million or 13.0 percent to $501.9 million.  The average commercial construction loan portfolio was $69.0 million, an increase of $12.3 million or 21.6 percent and the average commercial loan portfolio was $140.9 million, an increase of $9.2 million or 7.0 percent, respectively.  The average home equity loan portfolio rose $13.7 million or 74.7 percent to $32.1 million.  Yields on loans were 5.44 percent for the first quarter of 2009, as compared to 5.99 percent for the same quarter of 2008, a decline of 55 basis points.  The decrease was due to competitive pressure and lower market rates.
Investment Securities
Average investments for the first quarter of 2009 were $229.3 million, a decline of $59.3 million, or 20.5 percent, when compared to the same quarter of 2008.  Accounting for the decline is the other-than-temporary impairment charges recorded in the fourth quarter of 2008.  There were no other-than-temporary impairment charges in the first quarter of 2009.  Yields on investments were 4.87 percent and 5.21 percent for the first quarters of 2009 and 2008, respectively.

Deposits
For the first quarters of 2009 and 2008, average deposits were $1.24 billion and $1.20 billion, respectively, an increase of 3.3 percent.  Average rates paid on interest-bearing deposits declined 117 basis points to 1.78 percent as compared to 2.95 percent for the same quarter of 2008.  Average non-interest bearing demand deposits increased $6.3 million, or 3.4 percent, to $192.2 million for the first quarter in 2009 as compared to the same quarter in 2008. Average interest-bearing checking balances totaled $168.0 million in the first quarter of 2009, rising $31.6 million or 23.2 percent from the same quarter in 2008 due to the introduction of the Ultimate Checking product.  Average money market accounts declined $24.5 million or 6.0 percent due to competitive pressure on rates and some deposits migrating to the new Ultimate Checking product.  Costs on money market products averaged 1.23 percent for the first quarter of 2009, while interest-bearing checking costs averaged 0.71 percent.  The Federal Funds target rate remained at an unprecedented zero to 0.25 percent for the first quarter of 2009.
PGB Trust and Investments
PGB Trust and Investments generated $2.3 million in fee income in the first quarter of 2009, a decrease of $153 thousand or 6.2 percent over the same quarter of 2008.  The decrease reflects the lower market values on assets under management on which the investment management fees are based and reduced lower-margin custody fees.
Other Income
Other income for the first quarter of 2009 totaled $983 thousand as compared to $934 thousand for the same quarter of 2008, rising $49 thousand, or 5.2 percent.  In the first quarter of 2008, the Corporation recorded net securities gains of $310 thousand as compared to net securities gains of $5 thousand in the first quarter of 2009.
Income from Bank-Owned Life Insurance declined $55 thousand or 20.5 percent to $214 thousand for the first quarter of 2009 as compared to 2008 due to lower investment income earned.  For the first quarter of 2009, income earned on the sale of mortgage loans at origination totaled $93 thousand, an increase of $31 thousand or 49.6 percent over the same quarter of 2008.  More customers are interested in 30-year mortgages at the current low rates and we usually sell those mortgages rather than maintain them on our balance sheet for interest rate risk purposes.
Other Expenses
In the first quarter of 2009, the Corporation recorded other expense of $9.5 million as compared to $8.6 million for the first quarter of 2008, an increase of $915 thousand or 10.6 percent.  Salary and benefit expense in the first quarter of 2009 and 2008 was $5.5 million and $4.9 million, respectively, increasing by $623 thousand or 12.7 percent.  In addition to salary increases, the Corporation added staff for two new branches in the second and third quarters of 2008.  The Corporation also expensed $77 thousand of stock-based compensation expense in the first quarter of 2009 as compared to $101 thousand in the same quarter of 2008.
Advertising expenses were $156 thousand and $253 thousand for the first quarters in 2009 and 2008, respectively, a decline of $97 thousand.    Professional and legal fees rose $59 thousand.
In addition, the Corporation recorded an FDIC assessment of $373 thousand for the first quarter of 2009 as compared to $33 thousand for the same period in 2008 and reflects the FDIC’s increased assessment charges.

ASSET QUALITY
Non-performing loans and other real estate owned totaled $12.1 million or 0.85 percent of total assets at March 31, 2009 as compared to $5.5 million or 0.39 percent of total assets at March 31, 2008 and $6.6 million or 0.39 percent of total assets at December 31, 2008.  Non-performing loans have increased during the first quarter of 2009 due to two construction loans to one borrower affected by the current economic downturn.  Mr. Kissel commented, “We are pleased with the performance of our loan portfolios in this economic environment.”
The allowance for loan losses was $9.8 million or 0.94 percent of total loans at March 31, 2009 as compared to $7.8 million or 0.79 percent of total loans at March 31, 2008.  Net charge-offs of $1.9 million and $153 thousand were recorded in the first quarters of 2009 and 2008, respectively.  The majority of the 2009 charge-offs were previously identified as impaired and specific reserves had been allocated.
For the first quarter of 2009, the provision for loan losses was $2.0 million as compared to $430 thousand for the same quarter of 2008.  Management has determined that a higher provision is prudent because of the increase in non-performing loans and the continued weakness in the housing markets and the overall economy.
CAPITAL
At March 31, 2009, total shareholders’ equity was $114.2 million as compared to $83.9 million at December 31, 2008.  At March 31, 2009, the Corporation’s leverage ratio, tier 1 and total risk based capital ratios were 8.21 percent, 11.73 percent and 12.73 percent, respectively.  The Corporation’s capital ratios are at or above the minimum levels to be considered well capitalized under applicable regulatory guidelines.
Mr. Kissel stated, “In January 2009, the Corporation issued $28.7 million of non-voting senior preferred stock to the U.S. Treasury in the Capital Purchase Program (CPP) to bolster our capital position in the face of what we believed may be becoming a deep and significant financial crisis.  Initially, strong community banks like ours were encouraged to participate in CPP and use the money to stimulate the economy.  Unfortunately, the government has increased its oversight on banks, placing greater restrictions on operations.  Public perception of banks taking CPP funds from the Treasury has changed and at 5.00 percent after tax interest rate, the cost of the program is also significant.”
“The Corporation’s Board of Directors and Management believe that it is in the Corporation’s and shareholders’ best interests,” Mr. Kissel continued, “to redeem the preferred stock at the appropriate time.  This decision whether to redeem the preferred stock will be based on the Corporation’s capital levels and our confidence that the economy is beginning to improve.  Such a redemption will require the approval of our federal regulator.”

“While we are waiting for the right time to repay the Treasury, we will continue to build capital and strength in our balance sheet.  A good part of capital appreciation will come from ongoing profitability, but we will consider other capital appreciation strategies, as well.  One such strategy is to continually monitor and manage the level of our future cash dividends.  Any savings, even for a limited period of time, would immediately benefit capital.”
Mr. Kissel added, “Other companies have increased capital by offering discounted purchases of new shares through their dividend reinvestment program.  Although we have not made a decision on any of the options, increasing our capital would strengthen the balance sheet, accelerate our ability to pay off the CPP funds and ultimately support a higher share price as many investors value our stock on a multiple of book value.  The Board of Directors will explore all risks and benefits of these options before moving forward.”
ABOUT THE CORPORATION
Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.42 billion as of March 31, 2009.  Peapack-Gladstone Bank, its wholly owned community bank, was established in 1921, and has 23 branches in Somerset, Hunterdon, Morris, Middlesex and Union Counties.  Its Trust Division, PGB Trust and Investments, operates at the Bank’s main office located at 190 Main Street in Gladstone and at its Morristown office located at 233 South Street.  To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.
The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, those risk factors set forth in the “Risk Factor” section of our Annual Report on Form 10-K for the year ended December 31, 2008. Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.
(Tables to Follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
UNAUDITED
(Dollars in Thousands, Except Per Share Amounts)

	At or For The Three Months
	Ended
	March 31,
	2009	2008
Income Statement Data:
Interest Income	$16,795	$18,345
Interest Expense	4,987	7,831
Net Interest Income	11,808	10,514
Provision For Loan Losses	2,000	430
Net Interest Income After
Provision For Loan Losses	9,808	10,084
Trust Fees	2,332	2,485
Other Income	983	934
Securities Gains	5	310
Other Expenses	9,524	8,609
Income Before Income Taxes	3,604	5,204
Income Tax Expense	1,122	1,741
Net Income	2,482	3,463
Dividends on Preferred
Stock and Accretion	205	-
Net Income Available to
Common Shareholders	$2,277	$3,463

Balance Sheet Data:
Total Assets	$1,424,307	$1,395,836
Federal Funds Sold and
Short-Term Investments	59,264	52,131
Securities Held To Maturity	48,379	42,819
Securities Available For Sale	182,878	232,997
Loans	1,039,226	983,358
Allowance For Loan Losses	9,762	7,777
Deposits	1,263,039	1,230,474
Borrowings	39,439	40,658
Shareholders’ Equity	114,175	105,693

Trust Division Assets under
Management (Market
Value, Not Included
Above)	$1,602,752	$1,952,278

Performance Ratios:
Return on Average Assets	0.71%	1.02%
Return on Average Common

Equity	10.45	12.81

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
UNAUDITED
(Dollars in Thousands, Except Per Share Amounts)

	At or For The Three Months
	Ended
	March 31,
	2009	2008

Net Interest Margin
(Taxable Equivalent Basis)	3.70%	3.34%

Asset Quality:
Loans past due over 90 days
And Still Accruing	$-	$-
Non-Accrual Loans	11,139	4,506
Other Real Estate Owned	965	965
Net Charge-Offs	(1,926)	(153)

Asset Quality Ratios:
Allowance for Loan Losses
to Total Loans	0.94%	0.79%
Non-Performing Assets to
Total Assets	0.85	0.39
Non-Performing Loans to
Total Loans	1.07	0.46

Per Common Share Data:
Earnings Per Share (Basic)	$0.27	$0.42
Earnings Per Share (Diluted)	0.27	0.41
Book Value Per Share	10.49	12.75
Tangible Book Value Per Share	10.42	12.68
Dividends Per Share	0.16	0.16

Capital Adequacy:
Tier I Leverage	8.21%	8.39%
Tier I Capital to Risk-
Weighted Assets	11.73	11.94
Tier I & II Capital to
Risk-Weighted Assets	12.73	12.76

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
QUARTERS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	March 31, 2009			March 31, 2008
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$179,304	$2,139	4.77%	$231,715	$2,983	5.15%
Tax-Exempt (1) (2)	49,976	653	5.24	56,821	776	5.46
Loans (2) (3)	1,047,911	14,258	5.44	982,625	14,704	5.99
Federal Funds Sold	200	-	0.20	13,153	107	3.26
Interest-Earning Deposits	28,054	9	0.13	7,819	48	2.45
Total Interest-Earning
Assets	1,305,445	$17,059	5.23%	1,292,133	$18,618	5.76%
Noninterest-Earning Assets:
Cash and Due from Banks	19,697			20,809
Allowance for Loan
Losses	(9,612)			(7,463)
Premises and Equipment	26,854			26,473
Other Assets	54,654			28,436
Total Noninterest-Earning
Assets	91,593			68,255
Total Assets	$1,397,038			$1,360,388

LIABILITIES:
Interest-Bearing Deposits
Checking	$168,041	$297	0.71%	$136,440	210	0.62%
Money Markets	381,532	1,171	1.23	406,070	2,649	2.61
Savings	68,087	78	0.46	64,753	99	0.61
Certificates of Deposit	427,011	3,090	2.89	403,912	4,503	4.46
Total Interest-Bearing
Deposits	1,044,671	4,636	1.78	1,011,175	7,461	2.95
Borrowings	41,646	351	3.37	41,014	370	3.61
Total Interest-Bearing
Liabilities	1,086,317	4,987	1.84	1,052,189	7,831	2.98
Noninterest Bearing
Liabilities
Demand Deposits	192,166			185,818
Accrued Expenses and
Other Liabilities	6,729			14,267
Total Noninterest-Bearing
Liabilities	198,895			200,085
Shareholders’ Equity	111,826			108,114
Total Liabilities and
Shareholders’ Equity	$1,397,038			$1,360,388
Net Interest Income		$12,072			10,787
Net Interest Spread			3.39%			2.78%
Net Interest Margin (4)			3.70%			3.34%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
QUARTERS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	March 31, 2009			December 31, 2008
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$179,304	$2,139	4.77%	$209,425	$2,743	5.24%
Tax-Exempt (1) (2)	49,976	653	5.24	44,303	613	5.54
Loans (2) (3)	1,047,911	14,258	5.44	1,045,085	14,949	5.72
Federal Funds Sold	200	-	0.20	361	1	0.67
Interest-Earning Deposits	28,054	9	0.13	1,034	2	0.66
Total Interest-Earning
Assets	1,305,445	$17,059	5.23%	1,300,208	$18,308	5.63%
Noninterest-Earning Assets:
Cash and Due from Banks	19,697			21,167
Allowance for Loan
Losses	(9,612)			(9,098)
Premises and Equipment	26,854			26,850
Other Assets	54,654			41,116
Total Noninterest-Earning
Assets	91,593			80,035
Total Assets	$1,397,038			$1,380,243

LIABILITIES:
Interest-Bearing Deposits
Checking	$168,041	$297	0.71%	$156,360	$363	0.93%
Money Markets	381,532	1,171	1.23	373,225	1,711	1.83
Savings	68,087	78	0.46	66,936	99	0.59
Certificates of Deposit	427,011	3,090	2.89	397,179	3,190	3.21
Total Interest-Bearing
Deposits	1,044,671	4,636	1.78	993,700	5,363	2.16
Borrowings	41,646	351	3.37	79,513	449	2.26
Total Interest-Bearing
Liabilities	1,086,317	4,987	1.84	1,073,213	5,812	2.17
Noninterest Bearing
Liabilities
Demand Deposits	192,166			192,515
Accrued Expenses and
Other Liabilities	6,729			7,501
Total Noninterest-Bearing
Liabilities	198,895			200,016
Shareholders’ Equity	111,826			107,014
Total Liabilities and
Shareholders’ Equity	$1,397,038			$1,380,243
Net Interest Income		$12,072			$12,496
Net Interest Spread			3.39%			3.46%
Net Interest Margin (4)			3.70%			3.84%

(1)	Average balances for available-for sale securities are based on amortized cost.
(2)	Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)	Loans are stated net of unearned income and include non-accrual loans.
(4)	Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.